Exhibit 4.2

South Bow Canadian Infrastructure Holdings Ltd.

7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055

7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 28, 2024

First Supplemental Indenture

Dated as of August 28, 2024

The Bank of New York Mellon,

as U.S. Trustee

and

BNY Trust Company of Canada,

as Canadian Trustee

EXHIBIT D Regulation S Certificate	Ex-D-1

EXHIBIT E Rule 144A Certificate	Ex-E-1

EXHIBIT F Form of Notation of Guarantee	Ex-F-1

FIRST SUPPLEMENTAL INDENTURE dated as of August 28, 2024 (this “Supplemental Indenture”), to the Indenture dated as of August 28, 2024 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), by and among South Bow Canadian Infrastructure Holdings Ltd., a corporation incorporated under the laws of Canada (the “Issuer”), 15142083 Canada Ltd., a corporation incorporated under the laws of Canada, as guarantor (the “Holdco Guarantor”), 6297782 LLC, a Delaware limited liability company, as guarantor (the “Guarantor Party” and together with the Holdco Guarantor, the “Guarantors”), BNY Trust Company of Canada, a trust company existing under the laws of Canada, as the Canadian trustee (the “Canadian Trustee”), and The Bank of New York Mellon, a New York banking corporation, as the United States trustee, paying agent, registrar and transfer agent (the “U.S. Trustee”) and, solely for purposes of Sections 2.05, 3.02(c), 7.01 and 7.03 herein, TransCanada PipeLines Limited, a corporation incorporated under the laws of Canada (“TCPL”). The Canadian Trustee and the U.S. Trustee are each also individually referred to in this Supplemental Indenture as a “Trustee” and collectively, as the “Trustees”.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

WHEREAS, the Issuer and the Trustees have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Issuer’s debentures, notes or other debt instruments to be issued in one or more Series as in the Base Indenture provided (as defined therein, “Securities”);

WHEREAS, the Issuer desires and has requested the Trustees to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of two Series of Securities designated as its 7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Series 1 Notes”) and its 7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Series 2 Notes” and, together with the Series 1 Notes, the “Initial Notes”), substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, on the terms set forth herein, together with any Exchange Notes of each Series (as defined in Appendix A hereto) issued therefor as provided herein (the Initial Notes and the Exchange Notes, are together referred to herein as the “Notes”);

WHEREAS, each of the Holdco Guarantor and the Guarantor Party has duly authorized the execution and delivery of the Base Indenture to provide for the guarantee on a junior unsecured basis of the obligations of the Issuer under the Base Indenture and the Securities (the “Guarantee”) and has agreed to join in the execution and delivery of this Supplemental Indenture to confirm the Guarantee in respect of the Notes including its endorsement thereof in the form attached hereto as Exhibit F;

WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustees for such purpose, without the consent of Holders, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Trustees and the Guarantors, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Issuer, the Guarantor Party, the Holdco Guarantor and the Trustees mutually covenant and agree, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

CERTAIN DEFINITIONS

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.

“Business Day” means, with respect to any of the Notes, each day that is not (a) a Saturday, (b) a Sunday, (c) a day on which banking institutions in New York City, New York or Calgary, Alberta, are not required by any applicable law or regulation to be open or (d) a day on which the Corporate Trust Office of a Trustee is closed for business.

“Calculation Agent” has the meaning given to such term in Section 2.03(a) hereof.

“Canadian Trustee” has the meaning provided in the Preamble.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Escrow Agent” has the meaning given to such term in Section 3.02(a) hereof.

“Escrow Agreement” has the meaning given to such term in Section 3.02(a) hereof.

“Escrowed Property” has the meaning given to such term in Section 3.02(a) hereof.

“Guarantee” has the meaning given to such term in Article Four hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“First Reset Date” has the meaning given to such term in Section 2.01(d)(iii) hereof.

“First Reset Period” has the meaning given to such term in Section 3.01 hereof.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the applicable First Reset Date, then the interest rate applicable for the Reset Period commencing on and including the applicable First Reset Date will be deemed to be 7.625% per annum and 7.500% per annum for the Series 1 Notes and the Series 2 Notes, respectively, which are the same interest rates as in effect from and including the original issue date to, but excluding, the applicable First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indenture” has the meaning provided in the Preamble.

“Interest Payment Period” means the semi-annual period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding March 1, 2025.

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.

“Maturity Date” means, with respect to the Notes of any Series, March 1, 2055.

“Notes” has the meaning provided in the Recitals.

“Optional Deferral Period” has the meaning given to such term in Section 2.02(a) hereof.

“original issue date” has the meaning given to such term in Section 2.01(c)(iii) hereof.

“Pari Passu Securities” means (a) any additional debt securities of the same Series which may in the future be issued under the Indenture upon any re-opening of such Series and any future unsecured indebtedness that the Issuer may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes of any Series, with respect to the Issuer, or the Guarantees, with respect to any Guarantor, in right of payment and (b) any guarantees of any debt securities and indebtedness described in clause (a).

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto), that then publishes a rating for the Issuer (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on August 14, 2024, in the case of any rating agency that published a rating for the Issuer as of August 14, 2024, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Issuer, in the case of any rating agency that first publishes a rating for the Issuer after August 14, 2024 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed.

“Redemption Date” means, with respect to any Note of any Series to be redeemed, the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Redemption Price” means, when used with respect to any Note of any Series to be redeemed, the price at which it is to be redeemed pursuant to this Supplemental Indenture.

“Reset Date” means, in respect of the Series 1 Notes, the Series 1 First Reset Date, being March 1, 2030, and March 1 of every fifth year after 2030, and, in respect of the Series 2 Notes, the Series 2 First Reset Date, being March 1, 2035, and March 1 of every fifth year after 2035.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day that is two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the applicable First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

“Rights Plan” has the meaning given to such term in Section 2.02(e) hereof.

“Series 1 First Reset Date” has the meaning given to such term in Section 2.01(c)(iii) hereof.

“Series 2 First Reset Date” has the meaning given to such term in Section 2.01(d)(iii) hereof.

“Spinoff Transaction” means the spin-off transaction first announced by TC Energy Corporation on July 27, 2023.

“Supplemental Indenture” has the meaning provided in the Preamble.

“U.S. Trustee” has the meaning provided in the Preamble.

ARTICLE TWO

THE NOTES

Section 2.01 Scope; General.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

(a) Pursuant to this Supplemental Indenture, there is hereby created and designated two Series of Subordinated Securities under the Base Indenture entitled the “7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055” and the “7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055.”

(b) Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Supplemental Indenture.

(c) The Series 1 Notes shall be in the form of Exhibit A hereto (the “Series 1 Specimen Note”), which is hereby incorporated into this Supplemental Indenture by reference. The terms of the Series 1 Notes shall be as follows:

(i) The Series 1 Notes are to be issued initially in an aggregate principal amount of $450,000,000; provided, however, that the aggregate principal amount of the Series 1 Notes which may be outstanding may be increased by the Issuer upon the terms and subject to the conditions set forth in the Indenture and the Series 1 Notes.

(ii) The Series 1 Notes will initially mature on March 1, 2055.

(iii) The Series 1 Notes will bear interest (i) from and including August 28, 2024 (the “original issue date”) to, but excluding, March 1, 2030 (the “Series 1 First Reset Date”) at the rate of 7.625% per annum and (ii) from and including the Series 1 First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.949%, to be reset on each Reset Date. The Issuer will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Interest Determination Date to the Trustees and Paying Agent.

(iv) The date from which interest shall accrue, the payment dates on which interest shall be payable and the regular record date for the interest payable on any payment date will be as set forth in the Series 1 Specimen Note, subject to Section 2.02 hereof.

(v) Principal and interest on the Series 1 Notes are payable at the Corporate Trust Office of the U.S. Trustee, except as otherwise provided in the Series 1 Specimen Note.

(vi) The Notes shall be redeemable at the redemption prices and on the terms set forth in Article Three of this Supplemental Indenture. Except as otherwise provided in Article Three of this Supplemental Indenture, redemption of the Series 1 Notes shall be made in accordance with the terms of Article 3 of the Base Indenture.

(vii) The Series 1 Notes will not be subject to any sinking fund.

(viii) The provisions of Sections 4.10, 4.11 and 4.12 of the Base Indenture shall not apply to the Series 1 Notes.

(ix) The Series 1 Notes shall be in global form and the “Depositary” with respect to the Series 1 Notes will initially be The Depository Trust Company (“DTC”).

(x) Interest on the Series 1 Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

(xi) Notwithstanding anything in the Base Indenture to the contrary, (x) the Spinoff Transaction and the transactions undertaken in connection therewith shall not constitute a Change of Control, and (y) the provisions of Section 5.01 of the Base Indenture shall not apply to the Spinoff Transaction and the transactions undertaken in connection therewith.

(xii) The terms of the Series 1 Notes shall include such other terms as are set forth in the Series 1 Specimen Note and in the Indenture. To the extent the terms of the Indenture and the Series 1 Specimen Note are inconsistent, the terms of the Series 1 Specimen Note will govern.

(d) The Series 2 Notes shall be in the form of Exhibit B hereto (the “Series 2 Specimen Note”), which is hereby incorporated into this Supplemental Indenture by reference. The terms of the Series 2 Notes shall be as follows:

(i) The Series 2 Notes are to be issued initially in an aggregate principal amount of $650,000,000; provided, however, that the aggregate principal amount of the Series 2 Notes which may be outstanding may be increased by the Issuer upon the terms and subject to the conditions set forth in the Indenture and the Series 2 Notes.

(ii) The Series 2 Notes will initially mature on March 1, 2055.

(iii) The Series 2 Notes will bear interest (i) from and including the original issue date to, but excluding, March 1, 2035 (the “Series 2 First Reset Date” and, each of the Series 1 First Reset Date and the Series 2 First Reset Date, a “First Reset Date”) at the rate of 7.500% per annum and (ii) from and including the Series 2 First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.667%, to be reset on each Reset Date. The Issuer will give notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Interest Determination Date to the Trustees and Paying Agent.

(iv) The date from which interest shall accrue, the payment dates on which interest shall be payable and the regular record date for the interest payable on any payment date will be as set forth in the Series 2 Specimen Note, subject to Section 2.02 hereof.

(v) Principal and interest on the Series 2 Notes are payable at the Corporate Trust Office of the U.S. Trustee, except as otherwise provided in the Series 2 Specimen Note.

(vi) The Notes shall be redeemable at the redemption prices and on the terms set forth in Article Three of this Supplemental Indenture. Except as otherwise provided in Article Three of this Supplemental Indenture, redemption of the Series 2 Notes shall be made in accordance with the terms of Article 3 of the Base Indenture.

(vii) The Series 2 Notes will not be subject to any sinking fund.

(viii) The provisions of Sections 4.10, 4.11 and 4.12 of the Base Indenture shall not apply to the Series 2 Notes.

(ix) The Series 2 Notes shall be in global form and the “Depositary” with respect to the Series 2 Notes will initially be DTC.

(x) Interest on the Series 2 Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

(xi) Notwithstanding anything in the Base Indenture to the contrary, (x) the Spinoff Transaction and the transactions undertaken in connection therewith shall not constitute a Change of Control, and (y) the provisions of Section 5.01 of the Base Indenture shall not apply to the Spinoff Transaction and the transactions undertaken in connection therewith.

(xii) The terms of the Series 2 Notes shall include such other terms as are set forth in the Series 2 Specimen Note and in the Indenture. To the extent the terms of the Indenture and the Series 2 Specimen Note are inconsistent, the terms of the Series 2 Specimen Note will govern.

Section 2.02 Deferral of Interest.

(a) So long as no Event of Default with respect to the Notes of any Series has occurred and is continuing, the Issuer may, at its option, defer interest payments on the Notes of such Series, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (each such deferral period, commencing on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Maturity Date of such Series or end on a day other than the day immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the Notes of such Series will continue to accrue at the then-applicable interest rate on the Notes of such Series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such Series). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes of such Series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such Series), compounded semi-annually, to the extent permitted by applicable law.

(b) No interest will be due or payable on the Notes of such Series during an Optional Deferral Period, except upon a redemption of any Notes of such Series on any Redemption Date during such Optional Deferral Period (in which case, all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes of such Series to be redeemed to, but excluding, such Redemption Date will be due and payable on such Redemption Date), or unless the principal of and interest on the Notes of such Series shall have been declared due and payable as the result of an Event of Default with respect to the Notes of such Series (in which case, all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes of such Series, shall become due and payable). All references in the Notes of any Series and, insofar as relates to the Notes of such Series, the Indenture to “interest” on the Notes of such Series shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

(c) Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Issuer may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Maturity Date of such Series. The Issuer may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes of such Series, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, the Issuer may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Issuer may not begin a new Optional Deferral Period unless the Issuer has paid all accrued and unpaid interest on the Notes of such Series (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

(d) During any Optional Deferral Period, neither the Issuer nor the Guarantors shall do any of the following (subject to the exceptions set forth in clause (e) of this Section 2.02):

(i) declare or pay any dividends or distributions on any Capital Stock of the Issuer or the Guarantors, respectively;

(ii) redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Issuer or the Guarantors, respectively;

(iii) pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of the Issuer or the Guarantors, respectively, that ranks equally with or junior to the Notes of any Series or the Guarantees, as applicable, in right of payment; or

(iv) make any payments with respect to any guarantees by the Issuer or the Guarantors, respectively, of any indebtedness if such guarantees rank equally with or junior to the Notes of any Series or the Guarantees, as applicable, in right of payment.

(e) However, during an Optional Deferral Period, the Parent Guarantor may (a) declare and pay dividends or distributions payable solely in its common shares (together with cash in lieu of any fractional common share) or options, warrants or rights to subscribe for or purchase its common shares, (b) declare and pay any dividend or distribution in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by the Parent Guarantor to all holders of its common shares of rights entitling them to subscribe for or purchase common shares or any class or series of the Parent Guarantor’s preferred equity, which rights (i) are deemed to be transferred with such common shares, (ii) are not exercisable until the occurrence of a specified event or events and (iii) are also issued in respect of future issuances of the Parent Guarantor’s common shares, (c) issue any shares of its Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify its Capital Stock or exchange or convert one class or series of its Capital Stock for another class or series of its Capital Stock, (e) purchase fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchase, acquire or withhold its common shares related to the issuance of its common shares or rights under any dividend reinvestment plan or related to any of its benefit plans for its directors, officers, employees, consultants or advisors, including any employment contract.

(f) The Issuer will give the Holders of the Notes of any Series and the Trustees notice of its election of, or any shortening or extension of, an Optional Deferral Period at least 10 Business Days prior to the earlier of (1) the next succeeding Interest Payment Date or (2) the date upon which it is required to give notice to any applicable self-regulatory organization or to Holders of the Notes of such Series of the next succeeding Interest Payment Date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such Interest Payment Date.

Section 2.03 Calculation Agent.

(a) Unless the Issuer has validly called all of the outstanding Notes of any Series for redemption during the First Call Period, the Issuer will appoint a calculation agent (the “Calculation Agent”) for the Notes of such Series prior to the Reset Interest Determination Date immediately preceding the applicable First Reset Date; provided that, if the Issuer has called all of the outstanding Notes of such Series for redemption on a Redemption Date occurring during the First Reset Period, but the Issuer does not redeem all of the outstanding Notes of such Series on such Redemption Date, the Issuer will appoint a Calculation Agent for the Notes of such Series prior to the Reset Interest Determination Date preceding the First Reset Date. The Issuer may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there shall always be a Calculation Agent in respect of the Notes of such Series when so required). The Issuer may appoint itself or an Affiliate of the Issuer as Calculation Agent. For the avoidance of doubt, the Trustees shall have no obligation to act as Calculation Agent.

(b) The applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer of the interest rate for the Reset Period and the Issuer will promptly notify, or cause the Calculation Agent to promptly notify, the U.S. Trustee and Paying Agent for the Notes in writing of such interest rate, upon which the U.S. Trustee and Paying Agent will be permitted to conclusively rely. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period beginning on or after the First Reset Date, will be on file at the Issuer’s principal offices, will be made available to any Holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error.

Section 2.04 Interest Payments and Redemption. Notwithstanding any provision of Article Three of this Supplemental Indenture to the contrary, installments of interest on the Notes of any Series that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date for the Notes of such Series will be payable on that Interest Payment Date to the Holders thereof as of the close of business on the relevant regular record date according to the terms of the Notes of such Series and the Indenture, except that, if the Redemption Date for the Notes of any Series falls on any day during an Optional Deferral Period, accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on such Series of Notes will be paid on such Redemption Date to the Persons entitled to receive the Redemption Price of such Series of Notes. The Interest Payment Date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Section 2.05 TCPL Funding Obligation. Solely to the extent that the Issuer or a Guarantor pursuant to a Guarantee fails to pay the interest due and payable on the Notes of any Series on the relevant Interest Payment Date, TCPL shall fund an amount sufficient to pay such interest that is due and payable on the Notes of such Series but remains unpaid by the Issuer or a Guarantor. Notwithstanding the foregoing, the obligation of TCPL to fund such interest will terminate upon release of the Escrowed Property to the Issuer in accordance with the terms of the Escrow Agreement.

ARTICLE THREE

REDEMPTION

Section 3.01 Redemption at the Option of the Issuer. The Issuer may redeem the Notes of any Series at its option, in whole or from time to time in part, (a) on any day in the period commencing on the date falling 90 days prior to the applicable First Reset Date and ending on (and including) the applicable First Reset Date (each, a “First Call Period”) and (b) after the applicable First Reset Date, on any applicable Interest Payment Date at a Redemption Price in cash equal to 100% of the principal amount of the Notes of such Series to be redeemed, plus, subject to Section 2.04 of this Supplemental Indenture, accrued and unpaid interest on such Notes to be redeemed to, but excluding, the Redemption Date.

Section 3.02 Escrow of Proceeds; Special Mandatory Redemption.

(a) The Issuer and each of the Holders by acceptance of the Notes hereby authorizes and directs the U.S. Trustee to enter into an escrow agreement (the “Escrow Agreement”) with the Issuer and Citibank, N.A., as escrow agent (the “Escrow Agent”) and securities intermediary, pursuant to which the initial purchasers will deposit the net proceeds of the offering of the Notes, after deducting the initial purchasers’ discount (such amount, together with any other property from time to time held by the Escrow Agent in the Escrow Account (as hereinafter defined), the “Escrowed Property”), into a segregated escrow account pursuant to the Escrow Agreement (the “Escrow Account”). In the Escrow Agreement, the Issuer will grant to the U.S. Trustee, for the sole and exclusive benefit of the U.S. Trustee and the Holders of the Notes, a first-priority security interest in and lien on the Escrow Account and all amounts on deposit therein to secure payment of the Special Mandatory Redemption Price and obligations and indebtedness of the Issuer under the Indenture in respect of the Notes, which shall automatically be released and terminate upon disbursement of the property in the Escrow Account in accordance with the Escrow Agreement.

(b) The Escrow Agreement provides that the Issuer will only be entitled to direct the Escrow Agent to release the funds held in the Escrow Account in accordance with the terms of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent will release funds held in the Escrow Account to, or for the account of, the Issuer upon delivery by the Issuer to the Escrow Agent and the U.S. Trustee of an Officer’s Certificate addressed to the Escrow Agent and the U.S. Trustee on or prior to 5:00 p.m. (New York City time) on March 31, 2025, certifying that the Completion of the Transaction Condition has been satisfied. The Issuer shall also deliver to the U.S. Trustee an Opinion of Counsel stating that the conditions to such release of funds from the Escrow Account are permitted by the Indenture.

(c) If, at the time of a Special Mandatory Redemption Event, the Completion of the Transaction Condition has not been satisfied, then the Issuer will redeem the aggregate principal amount of the Notes of any Series outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. If at the time of such Special Mandatory Redemption Event the aggregate value of the Escrowed Property is less than the amount required to pay the Special Mandatory Redemption Price for all of the Notes plus the fees and expenses of the Trustees and the Escrow Agent, the Issuer or the Guarantors pursuant to the Guarantee shall deposit or cause to be deposited in the Escrow Account the amount by which the Special Mandatory Redemption Price exceeds the amount of the Escrowed Property, plus fees and expenses of the Trustees and the Escrow Agent. Solely to the extent that such amount is not funded by the Issuer or the Guarantors, TCPL shall be required to deposit or cause to be deposited into the Escrow Account an amount in cash equal to such shortfall so that the Escrow Account shall be sufficient to pay the Special Mandatory Redemption Price for all of the Notes. Upon the release of the Escrowed Property to the Issuer in accordance with the terms of the Escrow Agreement following the satisfaction of the Completion of the Transaction Condition, TCPL’s obligation to fund any such shortfall amount pursuant to this Section 3.02(c) shall terminate. For the avoidance of doubt, the Issuer shall not be required to effect a special mandatory redemption pursuant to this Section 3.02 (a “Special Mandatory Redemption”) following the satisfaction of the Completion of the Transaction Condition that occurs prior to the Special Mandatory Repurchase Event.

(d) The Issuer will cause a notice of Special Mandatory Redemption to be electronically delivered or mailed to the Trustees and electronically delivered or mailed to each holder of record of the Notes to be redeemed no later than the Business Day following the Special Mandatory Redemption Event, which shall provide for the redemption of the Notes on the Special Mandatory Redemption Date.

(e) Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Paying Agent on or before such Special Mandatory Redemption Date, the rights of each holder of record of the Notes to receive interest on the Notes and all other rights of such holders under the Notes shall terminate (other than the right to receive the Special Mandatory Redemption Price on the Special Mandatory Redemption Date ).

(f) The notice of a Special Mandatory Redemption shall state:

(i) the Special Mandatory Redemption Date;

(ii) the Special Mandatory Redemption Price with respect to each Series of Notes;

(iii) that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable; and

(iv) that, upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price of all Notes to be redeemed on the Special Mandatory Redemption Date with the Paying Agent on or before such Special Mandatory Redemption Date, the rights of each holder of record of the Notes to receive interest on the Notes and all other rights of such holders under the Notes shall terminate (other than the right to receive the Special Mandatory Redemption Price on the Special Mandatory Redemption Date).

(g) The Trustees shall have no responsibility for any calculation or determination in respect of the Special Mandatory Redemption Event or the Special Mandatory Redemption Price, or any component thereof, and shall be entitled to receive, and fully-protected in relying upon, an Officer’s Certificate from the Issuer that states the occurrence of such Special Mandatory Redemption Event and such Special Mandatory Redemption Price.

(h) For purposes of this Section 3.02, the following terms have the meanings set forth below:

(i) “Completion of the Transaction Condition” means the public announcement of the completion of the Spinoff Transaction by TC Energy Corporation.

(ii) “Special Mandatory Redemption Date” means the fifth Business Day following the date of the Special Mandatory Redemption Event.

(iii) “Special Mandatory Redemption Event” means the earlier of (i) 5:00 p.m., New York City time, on March 31, 2025 and (ii) the time at which the Issuer notifies the Trustees and the holders of the Notes that TC Energy Corporation will not pursue the consummation of the Spinoff Transaction.

(iv) “Special Mandatory Redemption Price” means 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 3.03 Redemption Following a Rating Agency Event. The Issuer may at its option redeem the Notes of any Series, in whole but not in part, at any time within 120 days after the occurrence of, a Rating Agency Event at a Redemption Price in cash equal to 102% of the principal amount of the Notes of such Series, plus, subject to Section 2.04 of this Supplemental Indenture, accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.

ARTICLE FOUR

EXECUTION AND DELIVERY OF GUARANTEE

To evidence each of the Holdco Guarantor’s and the Guarantor Party’s irrevocable and unconditional guarantee of all of the obligations of the Issuer under the Notes of each Series, including the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on and any Additional Amounts with respect to such Notes according to the terms of such Notes (the “Guarantee”), the Issuer, the Holdco Guarantor and the Guarantor Party hereby agree that a notation of such Guarantee shall be endorsed on each Note authenticated and delivered by the U.S. Trustee, that such notation of such Guarantee shall be in the form attached hereto as Exhibit F, and shall be executed on behalf of the Holdco Guarantor and the Guarantor Party, respectively, by an officer thereof.

ARTICLE FIVE

AMENDMENTS

With respect to the Notes, the Base Indenture is hereby amended as set forth below in this Article Five; provided, however, that each such amendment shall apply only to the Notes and not to any other Series of Securities issued under the Base Indenture.

Section 5.01 Definitions. Subject to the limitations set forth in the preamble to Article Five of this Supplemental Indenture, the definition of “Senior Debt” is hereby amended and restated in its entirety to read as follows:

“Senior Indebtedness” means, with respect to the Notes and the Guarantees and whether outstanding at the date of the indenture or incurred, created or assumed after such date, all liabilities, indebtedness and obligations of the Issuer or any Guarantor (present or future, absolute or contingent) other than the Notes and the Guarantees, any Pari Passu Securities or any other indebtedness, liabilities or obligations thereof which by their respective terms provide they are subordinate to or equal in right of payment with the Notes and the Guarantees; for certainty and without limiting the foregoing, “Senior Indebtedness” shall include all of the following: (a) indebtedness of the Issuer or applicable Guarantor (i) in respect of money borrowed by the Issuer or applicable Guarantor and (ii) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by the Issuer or applicable Guarantor; (b) all obligations of the Issuer or applicable Guarantor under any swap, forward, future or option transaction, spot contract or any other similar derivative transactions or any combination of any of the foregoing (whether physically or financially settled), in each case, with a financial institution; (c) all finance lease obligations of the Issuer or applicable Guarantor; (d) all obligations of the Issuer or applicable Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer or applicable Guarantor and all obligations of the Issuer or applicable Guarantor under any title retention agreement; (e) all obligations of the Issuer or any Guarantor for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (f) all obligations of the Issuer or any Guarantor in respect of any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing or credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services) and other cash management arrangements, in each case, with a financial institution; and (g) all obligations of the type referred to in clauses (a) through (f) above of other persons for the payment of which the Issuer or applicable Guarantor is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (a) through (f) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the Notes.”

Section 5.02 Events of Default. Subject to the limitations set forth in the preamble to Article Five of this Supplemental Indenture, items (a), (b), (c), (g) and (h) of the definition of “Event of Default” set forth in Section 6.01 of the Base Indenture are hereby amended and restated in their entirety to read as follows:

“(a) a default in the payment of any interest on such Notes when it becomes due and payable (regardless of whether such payment is prohibited by the subordination provisions applicable to the Notes), and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Issuer with the U.S. Trustee or with a Paying Agent prior to the expiration of such period of 30 days), except as the result of a deferral of interest payments in accordance with the provisions discussed under Section 2.02 of this Supplemental Indenture;

(b) a default in the payment of the principal of, or premium, if any, on, such Notes when due at their Maturity or by declaration of acceleration, call for redemption or otherwise (regardless of whether such payment is prohibited by the subordination provisions applicable to the Notes);

(c) [reserved];

(g) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of such Guarantee, or a Guarantor denies or disaffirms its obligations under such Guarantee; or

(h) [reserved].”

Section 5.03 Acceleration of Maturity; Rescission and Annulment. Subject to the limitations set forth in the preamble to Article Five of this Supplemental Indenture, Section 6.02 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“If an Event of Default (other than an Event of Default set forth in Section 6.01(c) with respect to the Notes) occurs and is continuing with respect to the Notes, then either the Trustees or the Holders of not less than 33% in principal amount of the Notes of each such affected Series then outstanding (each such Series voting as a separate class) by notice in writing to the Issuer and the Guarantors, may declare the principal amount of all of the Notes of such Series, together with accrued and unpaid interest (including, without limitation, any deferred interest, and to the extent permitted by applicable law, any compound interest), to be due and payable immediately. If an Event of Default set forth in Section 6.01 (e) or (f) occurs and is continuing with respect to the Notes and the Subordinated Securities of any other Series issued under the Indenture, then either the Trustees or the Holders of not less than 33% in principal amount of the Notes of all of the Series affected thereby then outstanding (treated as one class) may declare the principal amount of all outstanding Subordinated Securities, together with accrued and unpaid interest thereon, to be due and payable immediately.

If an Event of Default set forth in Section 6.01(d) occurs and is continuing, neither the Trustees nor the Holders of the Notes of each such affected Series will be entitled to declare the principal of the Notes of each such Series, or accrued or unpaid interest thereon, to be due and payable immediately.

The Holders of a majority in principal amount of the outstanding Notes of each such affected Series may, by written notice to the Trustees, rescind any acceleration with respect to the Notes of such Series and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to the notes of such Series, other than the nonpayment of the principal of, premium, if any, and interest on the notes of such Series that have become due solely by such acceleration, have been cured or waived.”

Section 5.04 Control by Holders. Subject to the limitations set forth in the preamble to Article Five of this Supplemental Indenture, Section 6.12 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“If an Event of Default with respect to the Notes of any Series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Notes of such Series will have the right to:

(a)	direct the time, method and place of conducting any proceeding for any remedy available to the Trustees; or

(b)	exercise any trust or power conferred on the Trustees with respect to the Notes of such Series.

If an Event of Default is continuing with respect to all Series of Subordinated Securities issued under the Indenture, the Holders of a majority in aggregate principal amount of the outstanding Subordinated Securities of all the Series, considered as one class, will have the right to make such direction, and not the Holders of the Notes. These rights of the Holders to make direction are subject to the following limitations:

(a)	the Holders’ directions will not conflict with any law or the Indenture; and

(b)	the Holders’ directions may be declined to be followed by the Trustees where the Trustees determine such directions would involve them in personal liability.

The Trustees may also take any other action they deem proper which is consistent with the Holders’ direction.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes of any Series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or of exercising any trust or power conferred on the Trustees with respect to the Notes of such Series. The Trustees, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustees determine is unduly prejudicial to the rights of any other Holder of Notes of such Series or that would involve the Trustees in personal liability.”

Section 5.05 Redemption Procedures.

(a) Subject to the limitations set forth in the preamble to Article Five of this Supplemental Indenture, Section 3.02 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“If less than all of the notes of any Series are redeemed at any time, the Trustees will select the notes of such Series or any portions thereof in integral multiples of U.S.$1,000 to be redeemed on a pro rata basis, by lot or by any other method the Trustees deem fair and appropriate and, when the notes of such Series are in the form of global securities, in accordance with the applicable procedures of The Depository Trust Company (“DTC”).”

(b) Subject to the limitations set forth in the preamble to Article Five of this Supplemental Indenture, Section 3.03 of the Base Indenture is hereby amended by adding the following paragraph at the end of such section:

“ If, at the time a notice of redemption is given, (i) the Issuer has not effected satisfaction and discharge or defeasance of the Notes of any Series to be redeemed as described under Article 8 of the Indenture and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of such Notes to be redeemed, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the Trustees shall have received, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Notes of such Series to be redeemed to, but excluding, the Redemption Date. If monies in such amount are not received by the Trustees on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Issuer shall not be required to redeem the Notes of such Series on such Redemption Date. In the event that a redemption is canceled, the Issuer will, not later than the business day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Notes of the applicable Series (which notice will also indicate that any Notes or portions thereof surrendered for redemption shall be returned to the applicable Holders), and the Issuer will direct the Trustees to, and the Trustees will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable Holders. Unless the Issuer defaults in payment of the Redemption Price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

ARTICLE SIX

SUBORDINATION

Section 6.01 Securities Subordinated to Senior Indebtedness. The Notes and the Guarantees will be subordinated in right of payment to the prior payment in full of all the Issuer’s and the Guarantors’, as applicable, Senior Indebtedness. Without limiting the generality of the foregoing, in the event of:

(a) any payment by, or distribution of the assets of, the Issuer or any Guarantor upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

(b) a failure to pay any interest, principal or other monetary amounts due on any of the Issuer’s or any Guarantor’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period;

(c) an event of default (other than a payment event of default) under any of the Issuer’s or any Guarantor’s Senior Indebtedness in respect of which any applicable grace period has ended and such event of default has not been cured or waived or ceased to exist; or

(d) acceleration of the maturity of any Senior Indebtedness of the Issuer or any Guarantor as a result of a default in respect of such Senior Indebtedness;

and, in the case of clause (b), (c) or (d) above, to the extent required by the indenture or other agreement pursuant to which any such debt securities may have been issued, the representatives or trustees of such debt securities shall have received written notice thereof from the Issuer or the Guarantors, as applicable, or one or more holders of such Senior Indebtedness or their representatives or the trustees under any indenture or other agreement pursuant to which any such Senior Indebtedness may have been issued, then: (I) the holders of Senior Indebtedness will be entitled to receive: (i) in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness or (ii) in the case of clauses (b) and (d) above, payment of all amounts due on all Senior Indebtedness; or (II) in the case of clause (c) above, such event of default must be cured or waived or ceased to exist; before the Holders of the Notes are entitled to receive any payment.

So long as any of the events in clauses (a), (b), or (d) above has occurred and is continuing, any amounts payable or assets distributable on the Notes or the Guarantees will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness or their representatives or to the trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, rateably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due on all such Senior Indebtedness, or, in the case of clauses (b) and (d) above, all amounts due on all such Senior Indebtedness, and, in each case, remaining unpaid after giving effect to any concurrent payment or distribution to the holders of all such Senior Indebtedness, before any payment or distribution is permitted to be made on the Notes or the Guarantees and, if any such payment or distribution is received by the Trustees under the Indenture or the Holders of any of the Notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due or to become due in the case of clause (a) above or the Senior Indebtedness due in the case of clauses (b) and (d) above, the Holders of the Notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the Notes are paid in full.

Section 6.02 Pari Passu Securities. The Notes and the Guarantees shall rank equally in right of payment with Pari Passu Securities, Pari Passu Securities shall not constitute Senior Indebtedness with respect to the Notes or the Guarantees, and the Notes and the Guarantees shall not constitute Senior Indebtedness with respect to Pari Passu Securities.

Section 6.03 Subordination Provisions. The subordination provisions described in this Article Six will cease to apply in the event of such defeasance or satisfaction and discharge of the Notes as described in Article 8 of the Indenture, provided that none of the events in clauses (a), (b), (c) or (d) of Section 6.01 hereof has occurred and is continuing at the time of such event.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.01 Governing Laws; Waiver of Jury Trial.

THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

EACH OF THE ISSUER, THE TRUSTEES, THE HOLDCO GUARANTOR, THE GUARANTOR PARTY AND TCPL HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Notwithstanding the foregoing provisions of this Section 7.01, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Each of the Holdco Guarantor, TCPL and the Issuer hereby appoints the Guarantor Party, with an office at 700 Louisiana Street, Houston, Texas 77002, as its authorized agent to receive to receive service of process or other legal summons in any legal action or proceeding arising out of or relating to the Supplemental Indenture, the Notes or its Guarantee thereof.

Section 7.02 No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Base Indenture), loan or debt agreement of the Issuer or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture (or the Base Indenture).

Section 7.03 Successors and Assigns.

All agreements of the Issuer, the Holdco Guarantor, TCPL and the Guarantor Party in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of a Trustee in this Supplemental Indenture shall bind its successor.

Section 7.04 Severability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.05 Force Majeure.

In no event shall either Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.06 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 7.07 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Neither Trustee shall have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustees to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustees) shall be deemed original signatures for all purposes. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustees, including without limitation the risk of either Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

Section 7.08 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 7.09 Trustee Disclaimer.

Neither Trustee makes any representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery hereof. The recitals and statements herein are deemed to be those of the Issuer and not the Trustees.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

By:	/s/ Kevin Engel
Name: Kevin Engel
Title: Vice-President, Corporate Finance

15142083 CANADA LTD.

By:	/s/ Kevin Engel
Name: Kevin Engel
Title: Vice-President, Corporate Finance

6297782 LLC

By:	/s/ Lori M. Muratta
Name: Lori M. Muratta
Title: Vice-President

[Signature Page to Supplemental Indenture]

SOLELY FOR PURPOSES OF SECTIONS 2.05, 3.02(C), 7.01 AND 7.03

TRANSCANADA PIPELINES LIMITED

By:	/s/ Nancy A. Johnson
Name: Nancy A. Johnson
Title: Vice-President and Treasurer

By:	/s/ Christine R. Johnston
Name: Christine R. Johnston
Title: Vice-President, Law and
Corporate Secretary

[Signature Page to Supplemental Indenture]

The Bank of New York Mellon, as U.S. Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

[Signature Page to Supplemental Indenture]

BNY Trust Company of Canada, as Canadian Trustee

By:	/s/ Farhan Mir
Name: Farhan Mir
Title: Vice President

[Signature Page to Supplemental Indenture]

Appendix A

PROVISIONS RELATING TO INITIAL NOTES AND EXCHANGE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any Notes of any Series issued under the Indenture in addition to the Original Notes, including any Exchange Notes of such Series issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes of such Series, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Agent Member” means a member of, or a participant in, the Depositary.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Depositary” means the depositary of each Global Note, which initially will be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Exchange Notes” means the Notes of any Series issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes of such Series, in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes of such Series (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer that is made by the Issuer pursuant to any Registration Rights Agreement to exchange the Initial Notes for the Exchange Notes.

“Global Note” means a Note of any Series in registered global form without interest coupons.

“Holder” or “Noteholder” means the registered holder of any Note.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes of any Series issued on the Issue Date and any Notes of such Series issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Initial Notes or Additional Notes by the Issuer.

“Issue Date” means the date on which the Original Notes are originally issued under the Indenture.

“Interest Payment Date” means, with respect to the Notes of any Series, each of March 1 and September 1, commencing March 1, 2025.

“Notes” has the meaning assigned to such term in the Recitals of this Supplemental Indenture.

“Offshore Global Note” means a Global Note representing Notes of any Series issued and sold pursuant to Regulation S.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Registration Rights Agreement” means any registration rights agreement between the Issuer and the Initial Purchasers in respect of the Initial Notes or any Additional Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Restricted Legend” means the legend set forth in Exhibit C hereto.

“Restricted Period” means the period beginning on the date hereof and ending 40 days thereafter.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the U.S. Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and (z) acknowledges that it has received such information regarding the Issuer or the Guarantors, as applicable, as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Securities Act” means the Securities Act of 1933.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

2. Certain Restrictions.

2.1 Restricted Legend(a) . (a) Except as otherwise provided in paragraph (d), each Global Note representing Notes of any Series originally sold by the Initial Purchasers in accordance with Rule 144A will bear the Restricted Legend.

(b) Except as otherwise provided in paragraph (d), Section 2.2(b)(3), (b)(5) or (c) or Section 2.3(b)(4), each Certificated Note will bear the Restricted Legend.

(c) Each Global Note and each Certificated Note will bear the following legend:

“IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE UPON WHICH THE ISSUER OF THIS SECURITY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

(d) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (2) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer, the Issuer may instruct the U.S. Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the U.S. Trustee will comply with such instruction.

(e) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

(f) By its acceptance of any Note (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) pursuant to applicable Canadian securities laws and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with applicable Canadian securities laws.

2.2 Restrictions on Transfer and ExchangeSection 7.11 . The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.3 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The U.S. Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(a) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the U.S. Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the U.S. Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the U.S. Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the U.S. Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the U.S. Trustee a duly completed Rule 144A Certificate.

(5) If the requested transfer or exchange takes place during the Restricted Period, the person requesting the transfer or exchange must deliver or cause to be delivered to the U.S. Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange takes place after the Restricted Period, no certification is required and the U.S. Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(b) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information, provided that the Issuer has provided the U.S. Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(c) The U.S. Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the U.S. Trustee.

2.3 Registration, Transfer and Exchange . A. Registered Form Only. The Notes will be issued in registered form only.

(a) Global Notes. (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

(2) Each Global Note will be delivered to the U.S. Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.3(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the U.S. Trustee or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.2.

(3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustees and any agent of the Issuer or the Trustees as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the U.S. Trustee has received a request from the Depositary, the U.S. Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the U.S. Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note was an Offshore Global Note, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.

(b) Certificated Notes. Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(c) Transfers and Exchanges Generally. A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the U.S. Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.2. The U.S. Trustee will promptly register any such transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the

U.S. Trustee for the purpose; provided that (x) no transfer or exchange will be effective until the transfer or exchange is registered in such register and (y) the U.S. Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any Note not being redeemed, or (iii) if a redemption is to occur after a regular record date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the regular record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustees and their agents will treat the person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the U.S. Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to paragraph (b)(4)).

(d) Procedures to Be Followed by the U.S. Trustee. (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the U.S. Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the U.S. Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the U.S. Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the U.S. Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Exhibit A

FORM

OF

7.625% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

[FORM OF FACE OF NOTE]

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE UPON WHICH THE ISSUER OF THIS SECURITY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS);

(ii) TO THE ISSUER; OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED

Ex-A-1

CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Ex-A-2

No. [•]	$[•]

CUSIP No. [836720 AF9] [C84926 AA9]

ISIN [US836720AF90] [USC84926AA95]

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

7.625% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

South Bow Canadian Infrastructure Holdings Ltd., a corporation incorporated under the laws of Canada (herein called the “Issuer,” which term includes any successor corporation or limited liability company under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[____________] on March 1, 2055 (the “Maturity Date”), and to pay interest on said principal sum semi-annually on March 1 and September 1, commencing March 1, 2025 (each, an “Interest Payment Date”) (subject to the right of the Issuer to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below) (i) from and including August 28, 2024 to, but excluding, March 1, 2030 (the “First Reset Date”) at the rate of 7.625% per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.949%, to be reset on each Reset Date, until the principal hereof is paid or made available for payment.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the February 15 and August 15 (whether or not a Business Day) immediately preceding such Interest Payment Date, respectively. If the Issuer defaults in a payment of any such interest, it shall pay the defaulted interest, plus, to the extent permitted by law, interest on the defaulted interest at the same rate, to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the U.S. Trustee and shall promptly mail or cause to be mailed or deliver by electronic transmission to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer may pay defaulted interest in any lawful manner.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent (as defined below) as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest

Ex-A-3

Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period commencing on and including the First Reset Date will be deemed to be 7.625% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.

“Reset Date” means the First Reset Date, being March 1, 2030, and March 1 of every fifth year after 2030.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day that is two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

Unless the Issuer has validly called all of the outstanding Notes for redemption during the First Call Period, the Issuer will appoint a calculation agent (the “Calculation Agent”) for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Issuer has called all of the outstanding Notes for redemption on a Redemption Date occurring during the First Reset Period, but the Issuer does not redeem all of the outstanding Notes on such Redemption Date, the Issuer will appoint a Calculation Agent for the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The Issuer may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there shall always be a Calculation Agent in respect of the Notes when so required). The Issuer may appoint itself or an Affiliate of the Issuer as Calculation Agent. For the avoidance of doubt, the Trustees shall have no obligation to act as Calculation Agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer of the interest rate for the Reset Period and the Issuer will promptly notify, or cause the Calculation Agent to promptly notify, the U.S. Trustee and Paying Agent for the Notes in writing of such interest rate, upon which the U.S. Trustee and Paying Agent will be permitted to conclusively rely. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period beginning on or after the First Reset Date, will be on file at the Issuer’s principal offices, will be made available to any Holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error.

So long as no Event of Default with respect to the Notes has occurred and is continuing, the Issuer may, at its option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (each such deferral period, commencing on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Maturity Date or end on a day other than the day immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral

Ex-A-4

Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law.

No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any Redemption Date during such Optional Deferral Period (in which case, all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such Redemption Date will be due and payable on such Redemption Date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes (in which case, all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes, shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the Indenture to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Issuer may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Maturity Date. The Issuer may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, the Issuer may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Issuer may not begin a new Optional Deferral Period unless the Issuer has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, neither the Issuer nor the Guarantors shall do any of the following (subject to the exceptions set forth below):

(i) declare or pay any dividends or distributions on any Capital Stock of the Issuer or the Guarantors, respectively;

(ii) redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Issuer or the Guarantors, respectively;

(iii) pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of the Issuer or the Guarantors, respectively that ranks equally with or junior to the Notes or the Guarantees, as applicable, in right of payment; or

(iv) make any payments with respect to any guarantees by the Issuer or the Guarantors, respectively, of any indebtedness if such guarantees rank equally with or junior to the Notes or the Guarantees, as applicable, in right of payment.

However, during an Optional Deferral Period, the Parent Guarantor may (a) declare and pay dividends or distributions payable solely in its common shares (together with cash in lieu of any fractional common share) or options, warrants or rights to subscribe for or purchase its common shares, (b) declare and pay any dividend or distribution in connection with the implementation of a plan (a “Rights Plan”)

Ex-A-5

providing for the issuance by the Parent Guarantor to all holders of its common shares of rights entitling them to subscribe for or purchase common shares or any class or series of the Parent Guarantor’s preferred equity, which rights (i) are deemed to be transferred with such common shares, (ii) are not exercisable until the occurrence of a specified event or events and (iii) are also issued in respect of future issuances of the Parent Guarantor’s common shares, (c) issue any shares of its Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify its Capital Stock or exchange or convert one class or series of its Capital Stock for another class or series of its Capital Stock, (e) purchase fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchase, acquire or withhold its common shares related to the issuance of its common shares or rights under any dividend reinvestment plan or related to any of its benefit plans for its directors, officers, employees, consultants or advisors, including any employment contract.

The Issuer will give the Holders of the Notes and the Trustees notice of its election of, or any shortening or extension of, an Optional Deferral Period at least 10 Business Days prior to the earlier of (1) the next succeeding Interest Payment Date or (2) the date upon which it is required to give notice to any applicable self-regulatory organization or to Holders of the Notes of the next succeeding Interest Payment Date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such Interest Payment Date.

Payment of the principal of and interest on this Note will be made at the Place of Payment in Dollars as more fully provided in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the U.S. Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex-A-6

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

South Bow Canadian Infrastructure Holdings Ltd.

By:
Name: Kevin Engel
Title: Vice-President, Corporate Finance

Ex-A-7

U.S. TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as U.S. Trustee

By:
Authorized Signatory

Dated:

Ex-A-8

[FORM OF REVERSE OF NOTE]

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

7.625% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

This Note is one of a duly authorized issue of debentures, notes or other debt instruments of the Issuer (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture dated as of August 28, 2024(the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of August 28, 2024 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Issuer, 15142083 Canada Ltd., 6297782 LLC, BNY Trust Company of Canada, a trust company existing under the laws of Canada, as the Canadian trustee (the “Canadian Trustee”), The Bank of New York Mellon, a New York banking corporation, as the United States trustee (the “U.S. Trustee”) (the Canadian Trustee and the U.S. Trustee are each also individually referred to herein as a “Trustee” and collectively, as the “Trustees”, which terms include any successor Trustee under the Indenture) and solely for purposes of Sections 2.05, 3.02(c), 7.01 and 7.03 of the First Supplemental Indenture, TransCanada PipeLines Limited, a corporation incorporated under the laws of Canada, to which Indenture and any other supplemental indenture thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantors, the Trustees, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a Series of Subordinated Securities of the Issuer designated as set forth on the face hereof (herein called the “Notes”), issued initially in an aggregate principal amount of $450,000,000.

Interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date (subject to the right of the Issuer to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below). If any Interest Payment Date, the Maturity Date or any earlier repayment date falls on a day that is not a Business Day, then payment of interest and/or principal that would otherwise be payable on such date will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Maturity Date or earlier repayment date, as the case may be, to the date payment is made. Interest on the Notes will be compounded and paid on the basis of a 360-day year of twelve 30-day months.

So long as no Event of Default with respect to the Notes has occurred and is continuing, the Issuer may, at its option, defer interest payments on the Notes, from time to time, as set forth in Section 2.02 of the First Supplemental Indenture.

The Issuer may redeem the Notes at its option, in whole or from time to time in part, (a) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on (and including) the First Reset Date (the “First Call Period”) and (b) after the First Reset Date, on any applicable Interest Payment Date at a Redemption Price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus, subject to Section 2.04 of the First Supplemental Indenture, accrued and unpaid interest on such Notes to be redeemed to, but excluding, the Redemption Date.

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If, at the time of a Special Mandatory Redemption Event, the Completion of the Transaction Condition has not been satisfied, then the Issuer will redeem the aggregate principal amount of the Notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Notes are also subject to redemption, at the Issuer’s option: (i) within 120 days after the occurrence of a Ratings Agency Event as set forth in Section 3.03 of the First Supplemental Indenture; and (ii) within 120 days after the occurrence of a Tax Event as set forth in Section 3.07 of the Base Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Issuer, the Guarantors and the Trustees with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the outstanding Securities of each Series to be affected by such waiver, on behalf of the Holders of Securities of such Series, to waive compliance by the Issuer or the Guarantors with certain provisions of the Indenture, the Securities or the Guarantee, as applicable, with respect to such Series. Once effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes occurs and is continuing, the principal amount hereof may become immediately due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Guarantors duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture. The Guarantors shall cause to be endorsed on any such new Note a Guarantee executed by the Guarantors.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note at the office or agency of the Issuer.

No service charge shall be made for any such registration or transfer or exchange, but the Issuer, the Guarantors or the U.S. Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.

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Prior to the presentment of this Note for registration of transfer, the Issuer, the Guarantors, the Trustees and any agent of the Issuer, the Guarantors or the Trustees may deem and treat the Person in whose name this Note is registered on the Security register as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and none of the Issuer, the Guarantors, the Trustees, nor any agent of the Issuer, the Guarantors or the Trustees shall be affected by notice to the contrary.

The Issuer may, without the consent of the existing holders of the Notes, issue additional Notes of this Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Notes and additional Notes form the same series under the Indenture, provided, however, that if any such additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number.

The indebtedness represented by the Notes is, to the extent and in a manner set forth in the Indenture, expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture with respect to this Series, and this Note is issued subject to such provisions, and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions and authorizes and directs the Trustees on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustees his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

This Note shall be governed by and interpreted in accordance with the laws of the State of New York.

The Holder (and beneficial owner of the Notes), by accepting the Notes, acknowledges and affirms that it intends that the Notes constitute indebtedness of the Issuer and will treat the Notes as indebtedness of the Issuer for United States federal, state and local income tax purposes.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to ____________________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the U.S. Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: _________________

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:2

By:
To be executed by an executive officer

[2]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF NOTES

The following increases or decreases of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of U.S. Trustee

Ex-A-14

Exhibit B

FORM

OF

7.500% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

[FORM OF FACE OF NOTE]

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE UPON WHICH THE ISSUER OF THIS SECURITY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS);

(ii) TO THE ISSUER; OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED

Ex-B-1

CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Ex-B-2

No. [•]	$[•]

CUSIP No. [836720 AH5] [C84926 AB7]

ISIN [US836720AH56] [USC84926AB78]

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

7.500% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

South Bow Canadian Infrastructure Holdings Ltd., a corporation incorporated under the laws of Canada (herein called the “Issuer,” which term includes any successor corporation or limited liability company under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[____________] on March 1, 2055 (the “Maturity Date”), and to pay interest on said principal sum semi-annually on March 1 and September 1, commencing March 1, 2025 (each, an “Interest Payment Date”) (subject to the right of the Issuer to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below) (i) from and including August 28, 2024 to, but excluding, March 1, 2035 (the “First Reset Date”) at the rate of 7.500% per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.667%, to be reset on each Reset Date, until the principal hereof is paid or made available for payment.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the February 15 and August 15 (whether or not a Business Day) immediately preceding such Interest Payment Date, respectively. If the Issuer defaults in a payment of any such interest, it shall pay the defaulted interest, plus, to the extent permitted by law, interest on the defaulted interest at the same rate, to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the U.S. Trustee and shall promptly mail or cause to be mailed or deliver by electronic transmission to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer may pay defaulted interest in any lawful manner.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent (as defined below) as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest

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Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period commencing on and including the First Reset Date will be deemed to be 7.500% per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.

“Reset Date” means the First Reset Date, being March 1, 2035, and March 1 of every fifth year after 2035.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day that is two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

Unless the Issuer has validly called all of the outstanding Notes for redemption during the First Call Period, the Issuer will appoint a calculation agent (the “Calculation Agent”) for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Issuer has called all of the outstanding Notes for redemption on a Redemption Date occurring during the First Reset Period, but the Issuer does not redeem all of the outstanding Notes on such Redemption Date, the Issuer will appoint a Calculation Agent for the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The Issuer may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there shall always be a Calculation Agent in respect of the Notes when so required). The Issuer may appoint itself or an Affiliate of the Issuer as Calculation Agent. For the avoidance of doubt, the Trustees shall have no obligation to act as Calculation Agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Issuer of the interest rate for the Reset Period and the Issuer will promptly notify, or cause the Calculation Agent to promptly notify, the U.S. Trustee and Paying Agent for the Notes in writing of such interest rate, upon which the U.S. Trustee and Paying Agent will be permitted to conclusively rely. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period beginning on or after the First Reset Date, will be on file at the Issuer’s principal offices, will be made available to any Holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error.

So long as no Event of Default with respect to the Notes has occurred and is continuing, the Issuer may, at its option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (each such deferral period, commencing on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Maturity Date or end on a day other than the day immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law.

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No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any Redemption Date during such Optional Deferral Period (in which case, all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such Redemption Date will be due and payable on such Redemption Date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes (in which case, all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes, shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the Indenture to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Issuer may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Maturity Date. The Issuer may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, the Issuer may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Issuer may not begin a new Optional Deferral Period unless the Issuer has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, neither the Issuer nor the Guarantors shall do any of the following (subject to the exceptions set forth below):

(v) declare or pay any dividends or distributions on any Capital Stock of the Issuer or the Guarantors, respectively;

(vi) redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Issuer or the Guarantors, respectively;

(vii) pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of the Issuer or the Guarantors, respectively that ranks equally with or junior to the Notes or the Guarantees, as applicable, in right of payment; or

(viii) make any payments with respect to any guarantees by the Issuer or the Guarantors, respectively, of any indebtedness if such guarantees rank equally with or junior to the Notes or the Guarantees, as applicable, in right of payment.

However, during an Optional Deferral Period, the Parent Guarantor may (a) declare and pay dividends or distributions payable solely in its common shares (together with cash in lieu of any fractional common share) or options, warrants or rights to subscribe for or purchase its common shares, (b) declare and pay any dividend or distribution in connection with the implementation of a plan (a “Rights Plan”)

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providing for the issuance by the Parent Guarantor to all holders of its common shares of rights entitling them to subscribe for or purchase common shares or any class or series of the Parent Guarantor’s preferred equity, which rights (i) are deemed to be transferred with such common shares, (ii) are not exercisable until the occurrence of a specified event or events and (iii) are also issued in respect of future issuances of the Parent Guarantor’s common shares, (c) issue any shares of its Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify its Capital Stock or exchange or convert one class or series of its Capital Stock for another class or series of its Capital Stock, (e) purchase fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchase, acquire or withhold its common shares related to the issuance of its common shares or rights under any dividend reinvestment plan or related to any of its benefit plans for its directors, officers, employees, consultants or advisors, including any employment contract.

The Issuer will give the Holders of the Notes and the Trustees notice of its election of, or any shortening or extension of, an Optional Deferral Period at least 10 Business Days prior to the earlier of (1) the next succeeding Interest Payment Date or (2) the date upon which it is required to give notice to any applicable self-regulatory organization or to Holders of the Notes of the next succeeding Interest Payment Date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such Interest Payment Date.

Payment of the principal of and interest on this Note will be made at the Place of Payment in Dollars as more fully provided in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the U.S. Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex-B-6

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

South Bow Canadian Infrastructure Holdings Ltd.

By:
Name: Kevin Engel
Title: Vice-President, Corporate Finance

Ex-B-7

U.S. TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as U.S. Trustee

By:
Authorized Signatory

Dated:

Ex-B-8

[FORM OF REVERSE OF NOTE]

SOUTH BOW CANADIAN INFRASTRUCTURE HOLDINGS LTD.

7.500% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

This Note is one of a duly authorized issue of debentures, notes or other debt instruments of the Issuer (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture dated as of August 28, 2024(the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of August 28, 2024 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Issuer, 15142083 Canada Ltd., 6297782 LLC, BNY Trust Company of Canada, a trust company existing under the laws of Canada, as the Canadian trustee (the “Canadian Trustee”), The Bank of New York Mellon, a New York banking corporation, as the United States trustee (the “U.S. Trustee”) (the Canadian Trustee and the U.S. Trustee are each also individually referred to herein as a “Trustee” and collectively, as the “Trustees”, which terms include any successor Trustee under the Indenture) and solely for purposes of Sections 2.05, 3.02(c), 7.01 and 7.03 of the First Supplemental Indenture, TransCanada PipeLines Limited, a corporation incorporated under the laws of Canada, to which Indenture and any other supplemental indenture thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantors, the Trustees, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a Series of Subordinated Securities of the Issuer designated as set forth on the face hereof (herein called the “Notes”), issued initially in an aggregate principal amount of $650,000,000.

Interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date (subject to the right of the Issuer to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below). If any Interest Payment Date, the Maturity Date or any earlier repayment date falls on a day that is not a Business Day, then payment of interest and/or principal that would otherwise be payable on such date will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Maturity Date or earlier repayment date, as the case may be, to the date payment is made. Interest on the Notes will be compounded and paid on the basis of a 360-day year of twelve 30-day months.

So long as no Event of Default with respect to the Notes has occurred and is continuing, the Issuer may, at its option, defer interest payments on the Notes, from time to time, as set forth in Section 2.02 of the First Supplemental Indenture.

The Issuer may redeem the Notes at its option, in whole or from time to time in part, (a) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on (and including) the First Reset Date (the “First Call Period”) and (b) after the First Reset Date, on any applicable Interest Payment Date at a Redemption Price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus, subject to Section 2.04 of the First Supplemental Indenture, accrued and unpaid interest on such Notes to be redeemed to, but excluding, the Redemption Date.

If, at the time of a Special Mandatory Redemption Event, the Completion of the Transaction Condition has not been satisfied, then the Issuer will redeem the aggregate principal amount of the Notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Ex-B-9

The Notes are also subject to redemption, at the Issuer’s option: (i) within 120 days after the occurrence of a Ratings Agency Event as set forth in Section 3.03 of the First Supplemental Indenture; and (ii) within 120 days after the occurrence of a Tax Event as set forth in Section 3.07 of the Base Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Issuer, the Guarantors and the Trustees with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the outstanding Securities of each Series to be affected by such waiver, on behalf of the Holders of Securities of such Series, to waive compliance by the Issuer or the Guarantors with certain provisions of the Indenture, the Securities or the Guarantee, as applicable, with respect to such Series. Once effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes occurs and is continuing, the principal amount hereof may become immediately due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Guarantors duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon the Issuer shall execute, and the U.S. Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture. The Guarantors shall cause to be endorsed on any such new Note a Guarantee executed by the Guarantors.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note at the office or agency of the Issuer.

No service charge shall be made for any such registration or transfer or exchange, but the Issuer, the Guarantors or the U.S. Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.

Ex-B-10

Prior to the presentment of this Note for registration of transfer, the Issuer, the Guarantors, the Trustees and any agent of the Issuer, the Guarantors or the Trustees may deem and treat the Person in whose name this Note is registered on the Security register as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and none of the Issuer, the Guarantors, the Trustees, nor any agent of the Issuer, the Guarantors or the Trustees shall be affected by notice to the contrary.

The Issuer may, without the consent of the existing holders of the Notes, issue additional Notes of this Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Notes and additional Notes form the same series under the Indenture, provided, however, that if any such additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number.

The indebtedness represented by the Notes is, to the extent and in a manner set forth in the Indenture, expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture with respect to this Series, and this Note is issued subject to such provisions, and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions and authorizes and directs the Trustees on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustees his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

This Note shall be governed by and interpreted in accordance with the laws of the State of New York.

The Holder (and beneficial owner of the Notes), by accepting the Notes, acknowledges and affirms that it intends that the Notes constitute indebtedness of the Issuer and will treat the Notes as indebtedness of the Issuer for United States federal, state and local income tax purposes.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Ex-B-11

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Ex-B-12

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to ____________________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the U.S. Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date: _________________

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:4

By:
To be executed by an executive officer

[4]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex-B-13

SCHEDULE OF EXCHANGES OF NOTES

The following increases or decreases of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of U.S. Trustee

Ex-B-14

Exhibit C

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUER SO REQUESTS);

(ii) TO THE ISSUER; OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

Ex-C-1

Exhibit D

Regulation S Certificate

To:	The Bank of New York Mellon, as the United States Trustee, and BNY Trust Company of Canada, as the Canadian Trustee (each, a “Trustee” and collectively, the “Trustees”) [•]

Attention: [•]

Re:

[7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055] [7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055] (the “Notes”) issued under the Indenture, dated as of August 28, 2024, between South Bow Canadian Infrastructure Holdings Ltd. (the “Issuer”), 15142083 Canada Ltd., 6297782 LLC and the Trustees, as supplemented by the First Supplemental Indenture thereto dated as of August 28, 2024 (together, the “Indenture”)

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A. This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

Ex-D

☐ B. This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:________________

Ex-D

Exhibit E

Rule 144A Certificate

To:	The Bank of New York Mellon, as the United States Trustee, and BNY Trust Company of Canada, as the Canadian Trustee (each, a “Trustee” and collectively, the “Trustees”) [•]

Attention: [•]

Re:

[7.625% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055] [7.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055] (the “Notes”) issued under the Indenture, dated as of August 28, 2024, between South Bow Canadian Infrastructure Holdings Ltd. (the “Issuer”), 15142083 Canada Ltd., 6297782 LLC and the Trustees, as supplemented by the First Supplemental Indenture thereto dated as of August 28, 2024 (together, the “Indenture”)

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B. Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of __________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:________________

Ex-E-1

Exhibit F

[Form of Notation of Guarantee]

NOTATION OF GUARANTEE OF [15142083 CANADA LTD.] [ 6297782 LLC]

[_______________], 20[___]

For value received, the undersigned, [15142083 Canada Ltd., a corporation incorporated under the laws of Canada (the “HoldCo Guarantor” (which term includes any successor person under the indenture referred to herein))] [6297782 LLC, a Delaware limited liability company (the “Guarantor Party” (which term includes any successor person under the indenture referred to herein))], has irrevocably and unconditionally guaranteed, on a junior unsecured basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on and any Additional Amounts with respect to the Notes according to the terms of the Notes.

IN WITNESS WHEREOF, [the HoldCo Guarantor] [the Guarantor Party] has caused this Notation of Guarantee to be duly executed as of the date first above written.

[15142083 CANADA LTD.] [6297782 LLC]

By:
Name:
Title:

Ex-F-1